Exhibit 99

GE HealthCare reports first quarter 2025 financial results

•Revenue growth was 3% year-over-year; Organic revenue growth* was 4%
•Net income margin was 11.8% versus 8.0% for the prior year; Adjusted earnings before interest and taxes (EBIT) margin* was 15.0% versus 14.7%
•Diluted earnings per share (EPS) were $1.23 versus $0.81 for the prior year; Adjusted EPS* was $1.01 versus $0.90
•Cash flow from operating activities was $250 million versus $419 million for the prior year; Free cash flow* was $98 million versus $274 million
•Updates full-year 2025 guidance
•Board of Directors authorizes a $1 billion share repurchase program

Chicago, IL – April 30, 2025 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the first quarter ended March 31, 2025.

GE HealthCare President and CEO Peter Arduini said, “First quarter results reflect strong execution as we start the year with robust revenue, orders and profit growth, which were driven by strength in the U.S. We remain focused on delivering on our precision care and growth acceleration strategies, underscored by the closing of our acquisition of Nihon Medi-Physics, which we expect will increase global access to our next-generation radiopharmaceuticals. Regarding the current global trade environment, we are actively driving mitigation actions. We continue to see strong customer demand in many of the markets we serve and are well-positioned to drive long-term value as we invest in future innovation.”

First quarter 2025 total company financial performance
•Revenues of $4.8 billion increased 3% reported and 4% on an Organic* basis year-over-year. Revenue growth was broad-based with growth in each segment, with overall strength in the U.S.
•Total company book-to-bill was 1.09 times. Total company orders increased a record 10% organically year-over-year.
•Net income attributable to GE HealthCare was $564 million versus $374 million for the prior year, and Adjusted EBIT* was $715 million versus $681 million.
•Net income margin was 11.8% versus 8.0% for the prior year, up 380 basis points (bps). Adjusted EBIT margin* was 15.0% versus 14.7%, up 30 bps as both measures saw benefits from volume and productivity.
•Diluted EPS was $1.23 versus $0.81, up $0.41 from the prior year. Adjusted EPS* was $1.01 versus $0.90, up $0.11 from the prior year as both measures saw improved EBIT and lower interest and tax expense.
•Cash flow from operating activities was $250 million, down $169 million year-over-year. Free cash flow* was $98 million, down $175 million year-over-year.

* Non-GAAP financial measure.

First quarter 2025 segment financial performance (Unaudited)

Segment ($ in millions)	Imaging	Advanced Visualization Solutions	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,140	$1,239	$753	$632
YoY % change	4%	1%	1%	6%
YoY % Organic* change	5%	3%	2%	8%
Segment EBIT	$199	$261	$48	$205
YoY % change	20%	2%	(41)%	15%
Segment EBIT Margin	9.3%	21.1%	6.4%	32.4%
YoY change	130 bps	10 bps	(450) bps	270 bps
YoY refers to year-over-year comparison on a recast basis
Results recast in line with move of Image Guided Therapies from Imaging to Advanced Visualization Solutions

Growth and innovation
Mr. Arduini continued, “We continue our focus on advancing our care pathways, in particular cardiology. In April, we successfully launched Flyrcado™ (flurpiridaz F 18) injection in the U.S., as planned, and are making progress on the roll out, including establishing a nationwide contract manufacturing network and steadily increasing doses, while building our customer base.”

Recent innovation and commercial highlights
•St. Luke’s University Health Network invests $30+ million in AI-enabled MRI technology from GE HealthCare
•GE HealthCare completes acquisition of Nihon Medi-Physics (NMP), a leading radiopharmaceutical company in Japan
•GE HealthCare unveils Revolution™ Vibe CT system with Unlimited One-Beat Cardiac imaging and AI solutions
•GE HealthCare announces the U.S. launch of Flyrcado™ (flurpiridaz F 18) injection at the American College of Cardiology 2025
•GE HealthCare and Swiss Medical Network advance personalized medicine at new molecular imaging and theranostics Center of Excellence
•GE HealthCare expands invasive cardiology solutions portfolio with AltiX AI.i for elevated experience in catheterization lab and electrophysiology procedures
•GE HealthCare unveils Freelium, a next-generation sealed magnet platform at ECR 2025 to support equitable and sustainable access to MR
•Patients in the US undergo first doses of GE HealthCare’s new PET radiotracer, Flyrcado (flurpiridaz F 18) injection

2025 guidance
Today, the Company updates 2025 full-year guidance as follows to include the estimated impact from announced tariffs(1):

•Organic revenue growth* of 2% to 3% year-over-year; unchanged from prior guidance
•Adjusted EBIT margin* of 14.2% to 14.4%, reflecting a decline of 210 bps to a decline of 190 bps versus 2024 Adjusted EBIT margin* of 16.3%; this compares to previous Adjusted EBIT margin* guidance of 16.7% to 16.8%
•Adjusted effective tax rate (ETR)* in the range of 21% to 22%; this compares to previous Adjusted ETR* guidance of 22% to 23%
•Adjusted EPS* in the range of $3.90 to $4.10, reflecting a decline of 13% to a decline of 9% versus 2024 Adjusted EPS* of $4.49, which includes approximately $0.85 of tariff impact; this compares to previous Adjusted EPS* guidance in the range of $4.61 to $4.75
•Free cash flow* of at least $1.2 billion; this compares to previous Free cash flow* guidance of at least $1.75 billion
* Non-GAAP financial measure.

(1) Tariff assumption for updated guidance: Current bilateral U.S./China tariffs remain in place; current Mexico and Canada tariffs remain in place and USMCA exemptions for eligible imports continue; U.S. reciprocal tariffs on Rest of World announced on April 2, 2025 return to pre-pause levels July 9, 2025; excludes potential Section 232 tariff impact.

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.

Share repurchase authorization
GE HealthCare today announced that its Board of Directors has authorized the repurchase of up to $1 billion of the Company’s common stock.

“We are pleased to announce that our Board has authorized a $1 billion share repurchase program. Since our spin-off, we’ve made significant progress strengthening our balance sheet through debt repayment, while also increasing organic and inorganic investment to grow our business,” said Jay Saccaro, Vice President and Chief Financial Officer. “Our capital allocation priority remains focused on investing in our business to accelerate growth, but we believe that a share repurchase program allows us to opportunistically return capital to shareholders and is a demonstration of our view of GE HealthCare’s strong long-term business prospects."

* Non-GAAP financial measure.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended March 31
(In millions, except per share amounts)	2025	2024
Sales of products	$3,117	$3,045
Sales of services	1,660	1,605
Total revenues	4,777	4,650
Cost of products	1,963	1,967
Cost of services	802	782
Gross profit	2,012	1,902
Selling, general, and administrative	1,040	1,038
Research and development	344	324
Total operating expenses	1,383	1,362
Operating income	629	540
Interest and other financial charges – net	110	122
Non-operating benefit (income) costs	(74)	(102)
Other (income) expense – net	(99)	8
Income before income taxes	692	512
Benefit (provision) for income taxes	(104)	(124)
Net income	588	388
Net (income) loss attributable to noncontrolling interests	(24)	(14)
Net income attributable to GE HealthCare	564	374

Earnings per share attributable to GE HealthCare:
Basic	$1.23	$0.82
Diluted	1.23	0.81
Weighted-average number of shares outstanding:
Basic	457	456
Diluted	459	459

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	March 31, 2025	December 31, 2024
Cash, cash equivalents, and restricted cash	$2,473	$2,889
Receivables – net of allowances of $106 and $103	3,572	3,566
Inventories	2,158	1,939
Contract and other deferred assets	931	974
All other current assets	601	532
Current assets	9,735	9,901
Property, plant, and equipment – net	2,851	2,550
Goodwill	13,373	13,136
Other intangible assets – net	1,238	1,078
Deferred income taxes	4,462	4,474
All other non-current assets	1,926	1,950
Total assets	$33,586	$33,089
Short-term borrowings	$2,002	$1,502
Accounts payable	3,152	3,035
Contract liabilities	1,889	1,943
Current compensation and benefits	1,343	1,521
All other current liabilities	1,583	1,552
Current liabilities	9,969	9,553
Long-term borrowings	6,757	7,449
Non-current compensation and benefits	5,443	5,583
Deferred income taxes	159	56
All other non-current liabilities	1,840	1,796
Total liabilities	24,168	24,437
Commitments and contingencies
Redeemable noncontrolling interests	211	188
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 458,134,263 shares issued as of March 31, 2025; 457,246,971 shares issued as of December 31, 2024	5	5
Treasury stock, at cost, 291,053 shares as of March 31, 2025 and December 31, 2024	(25)	(25)
Additional paid-in capital	6,597	6,583
Retained earnings	3,810	3,262
Accumulated other comprehensive income (loss) – net	(1,199)	(1,379)
Total equity attributable to GE HealthCare	9,187	8,446
Noncontrolling interests	20	18
Total equity	9,207	8,464
Total liabilities, redeemable noncontrolling interests, and equity	$33,586	$33,089

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the three months ended March 31
(In millions)	2025	2024
Net income	$588	$388
Adjustments to reconcile Net income to Cash from (used for) operating activities
Depreciation of property, plant, and equipment	66	68
Amortization of intangible assets	70	80
Gain on remeasurement of Nihon Medi-Physics equity method investment	(97)	—
Net periodic postretirement benefit plan (income) expense	(70)	(90)
Postretirement plan contributions	(98)	(87)
Share-based compensation	22	34
Provision for income taxes	104	124
Cash paid during the year for income taxes	(91)	(86)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	81	165
Inventories	(154)	(59)
Contract and other deferred assets	52	32
Accounts payable	146	31
Contract liabilities	(68)	(18)
Current compensation and benefits	(200)	(34)
All other operating activities – net	(101)	(129)
Cash from (used for) operating activities	250	419
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(152)	(145)
Purchases of businesses, net of cash acquired	(269)	—
Purchases of investments	(20)	(19)
All other investing activities – net	34	(24)
Cash from (used for) investing activities	(407)	(188)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	1	1
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	—	1
Repayments and other reductions (maturities longer than 90 days)	(257)	(153)
Dividends paid to stockholders	(16)	(14)
Proceeds from stock issued under employee benefit plans	20	16
Taxes paid related to net share settlement of equity awards	(28)	(11)
All other financing activities – net	(6)	7
Cash from (used for) financing activities	(286)	(153)
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	27	(19)
Increase (decrease) in cash, cash equivalents, and restricted cash	(416)	59
Cash, cash equivalents, and restricted cash at beginning of year	2,893	2,506
Cash, cash equivalents, and restricted cash at end of period	$2,476	$2,565

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(78)	$(55)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$86	$53

Non-GAAP Financial Measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted earnings per share to provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin is calculated by taking Adjusted EBIT divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted effective tax rate (“Adjusted ETR”) to provide management and investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities – continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP Financial Reconciliations

Organic Revenue*
Unaudited	For the three months ended March 31
($ in millions)	2025	2024	% change
Imaging revenues	$2,140	$2,062	4%
Less: Acquisitions(1)	14	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(38)	—
Imaging Organic revenue*	$2,165	$2,062	5%
AVS revenues	$1,239	$1,227	1%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(19)	—
AVS Organic revenue*	$1,258	$1,227	3%
PCS revenues	$753	$747	1%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(7)	—
PCS Organic revenue*	$760	$747	2%
PDx revenues	$632	$599	6%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(14)	—
PDx Organic revenue*	$646	$599	8%
Other revenues	$13	$15	(11)%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	—	—
Other Organic revenue*	$13	$15	(10)%
Total revenues	$4,777	$4,650	3%
Less: Acquisitions(1)	14	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(78)	—
Organic revenue*	$4,842	$4,650	4%

(1)	Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended March 31
($ in millions)	2025	2024	% change
Net income attributable to GE HealthCare	$564	$374	51%
Add: Interest and other financial charges – net	110	122
Add: Non-operating benefit (income) costs	(74)	(102)
Less: Benefit (provision) for income taxes	(104)	(124)
Less: Net (income) loss attributable to noncontrolling interests	(24)	(14)
EBIT*	$728	$531	37%
Add: Restructuring costs(1)	22	40
Add: Acquisition and disposition-related charges (benefits)(2)	8	—
Add: Spin-Off and separation costs(3)	24	60
Add: (Gain) loss on business and asset dispositions(4)	(10)	—
Add: Amortization of acquisition-related intangible assets	35	31
Add: Investment revaluation (gain) loss(5)	(92)	20
Adjusted EBIT*	$715	$681	5%
Net income margin	11.8%	8.0%	380 bps
Adjusted EBIT margin*	15.0%	14.7%	30 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the three months ended March 31, 2025 includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended March 31
($ in millions)	2025	2024	% change
Net income attributable to GE HealthCare	$564	$374	51%
Add: Non-operating benefit (income) costs	(74)	(102)
Add: Restructuring costs(1)	22	40
Add: Acquisition and disposition-related charges (benefits)(2)	8	—
Add: Spin-Off and separation costs(3)	29	60
Add: (Gain) loss on business and asset dispositions(4)	(10)	—
Add: Amortization of acquisition-related intangible assets	35	31
Add: Investment revaluation (gain) loss(5)	(92)	20
Add: Tax effect of reconciling items(6)	—	(14)
Add: Spin-Off and other tax adjustments(7)	(17)	5
Adjusted net income*	$464	$413	12%

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. An adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the three months ended March 31, 2025 includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, discrete tax impacts resulting from the Spin-Off and separation from GE, and tax impacts of the NMP acquisition. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended March 31
(In dollars, except shares outstanding presented in millions)	2025	2024	$ change
Diluted earnings per share	$1.23	$0.81	$0.41
Add: Non-operating benefit (income) costs	(0.16)	(0.22)
Add: Restructuring costs(1)	0.05	0.09
Add: Acquisition and disposition-related charges (benefits)(2)	0.02	—
Add: Spin-Off and separation costs(3)	0.06	0.13
Add: (Gain) loss on business and asset dispositions(4)	(0.02)	—
Add: Amortization of acquisition-related intangible assets	0.08	0.07
Add: Investment revaluation (gain) loss(5)	(0.20)	0.04
Add: Tax effect of reconciling items(6)	—	(0.03)
Add: Spin-Off and other tax adjustments(7)	(0.04)	0.01
Adjusted earnings per share*	$1.01	$0.90	$0.11
Diluted weighted-average shares outstanding	459	459

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. An adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the three months ended March 31, 2025 includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, discrete tax impacts resulting from the Spin-Off and separation from GE, and tax impacts of the NMP acquisition. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

* Non-GAAP financial measure.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended March 31
($ in millions)	2025	2024
Benefit (provision) for income taxes	$(104)	$(124)
Add: Tax effect of reconciling items(1)	—	(14)
Add: Spin-Off and other tax adjustments(2)	(17)	5
Adjusted tax expense*	$(121)	$(133)
Effective tax rate	15.0%	24.2%
Adjusted effective tax rate*	20.1%	23.7%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, discrete tax impacts resulting from the Spin-Off and separation from GE, and tax impacts of the NMP acquisition. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

Free Cash Flow*
Unaudited	For the three months ended March 31
($ in millions)	2025	2024	% change
Cash from (used for) operating activities	$250	$419	(40)%
Add: Additions to PP&E and internal-use software	(152)	(145)
Add: Dispositions of PP&E	—	—
Free cash flow*	$98	$274	(64)%

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key Performance Indicators
Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

* Non-GAAP financial measure.

Share repurchases
Share repurchases may be made from time to time in the open market, in privately negotiated transactions, or in such other manner as determined by GE HealthCare. The timing and amount of any share repurchases will be determined by the Company at its discretion based on ongoing evaluation of general market and business conditions, the market price of GE HealthCare’s common stock, the Company's capital needs, applicable legal requirements, and other factors. The repurchase program does not have an expiration date. The repurchase program does not obligate GE HealthCare to acquire any particular amount of common stock, and it may be suspended or terminated at any time at the Company's discretion.

Conference Call and Webcast Information
GE HealthCare will discuss its results during its live earnings call today, April 30, 2025 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; the impacts of macroeconomic and market conditions, including the impact of tariffs and other trade restrictions, and volatility on the Company’s business, operations, financial results, and financial position and on supply chains and the world economy; the Company’s strategy, innovation, and investments; and the Company’s share repurchase program. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of changes in trade and tariff policy, the conflict between Ukraine and Russia, and tensions in the Middle East; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; developments in the market in China; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key personnel and qualified employees; environmental, social, and governance matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims; the Company’s level of indebtedness, the Company’s general ability to comply with covenants under its debt instruments, and any related effect on its business; the Company’s ability to implement its plans regarding share repurchases; the market price of the Company’s common stock; the Company’s capital needs and alternative investment opportunities; and applicable legal requirements related to repurchases of the Company’s common stock. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a trusted partner and leading global healthcare solutions provider, innovating medical technology, pharmaceutical diagnostics, and integrated, cloud-first AI-enabled solutions, services and data analytics. We aim to make hospitals and health systems more efficient, clinicians more effective, therapies more precise and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected and compassionate care, while simplifying the patient’s journey across care pathways. Together, our Imaging, Advanced Visualization Solutions, Patient Care Solutions and Pharmaceutical Diagnostics businesses help improve patient care from screening and diagnosis to therapy and monitoring. We are a $19.7 billion business with approximately 53,000 colleagues working to create a world where healthcare has no limits.

GE HealthCare is proud to be among 2025 Fortune World’s Most Admired Companies™.

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Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com